EXHIBIT 1.1

EXECUTION COPY

AMYRIS, INC.

7,654,148 Shares of Common Stock, par value $0.0001 per share

Underwriting Agreement

August 17, 2018

B. Riley FBR, Inc.

299 Park Avenue

7th Floor

New York, New York 10171

Ladies and Gentlemen:

The entities listed on Schedule I (each, a "Selling Stockholder," collectively, the "Selling Stockholders") propose to sell to you (the "Underwriter") an aggregate of 7,654,148 shares of common stock, $0.0001 (the "Stock") of Amyris, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions stated in this agreement (this "Agreement"). The aggregate of 7,654,148 shares to be sold by the Selling Stockholders is herein called the "Firm Shares" and the 1,148,122 additional shares to be sold (at the election of the Underwriter) solely by each of Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. (collectively, "Vivo") is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

1. (a) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholders that:

(i)       Two "shelf registration statements" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Act") on Form S-3 (File Nos. 333-219732 and 333-221351) in respect of the Shares have been filed with the Securities and Exchange Commission (the "Commission") not earlier than three years prior to the date hereof; such registration statements, and any post-effective amendments thereto, have been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statements or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statements or any post-effective amendments thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of each such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter collectively called the "Basic Prospectus"; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of each such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of each such registration statement, each as amended at the time such part of each registration statement became effective, are hereinafter collectively called the "Registration Statement"; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the "Pricing Prospectus"; the forms of the final prospectuses relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof are hereinafter collectively called the "Prospectus"; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

(ii)       (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iii)       For the purposes of this Agreement, the "Applicable Time" is 5:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)       The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi)       Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options, the settlement, if any, of restricted stock units, or the award, if any, of stock options or restricted stock units in the ordinary course of business pursuant to the Company's equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance of warrants pursuant to the Warrant Exercise Agreements (as defined below) or (iii) the issuance, if any, of Stock upon conversion or exercise of Company securities as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, "Material Adverse Effect" shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, prospects, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, the Warrant Exercise Agreements, including the issuance of the Shares to the Selling Stockholders pursuant to the Warrant Exercise Agreements and the issuance and sale of the Shares hereunder, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

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(vii)       The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)       Each of the Company and its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i) and (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(ix)       The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x)       The compliance by the Company with this Agreement, the execution by the Company of a Warrant Exercise Agreement with each of the Selling Stockholders, each dated as of the date hereof (each, a "Warrant Exercise Agreement," collectively, the "Warrant Exercise Agreements"), and the consummation by the Company of the transactions contemplated in this Agreement, the Warrant Exercise Agreements and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Selling Stockholders or the consummation by the Company of the transactions contemplated by this Agreement or the Warrant Exercise Agreements, except such as have been obtained under the Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

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(xi)       There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xii)       Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, be reasonably expected have a Material Adverse Effect;

(xiii)       The statements set forth in the Pricing Prospectus and Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv)       The Company is not, and after giving effect to the consummation of the Warrant Exercise Agreements, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(xv)        (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Act for secondary offerings.

(xvi)       KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

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(xviii)       Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(xix)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(xx)       None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(xxi)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxii)       None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person," by the European Union, Her Majesty's Treasury, the United Nations Security Council, or other relevant sanctions authority;

(xxiii)       This Agreement has been duly authorized, executed and delivered by the Company;

(xxiv)       Each of the Warrant Exercise Agreements have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their terms;

(xxv)       The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

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(xxvi)       The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries in the manner described in the Pricing Prospectus and the Prospectus (collectively, the "Company Intellectual Property"), and the Company owns or has valid, binding and enforceable licenses or other rights to practice such Company Intellectual Property; the intellectual property owned by the Company or any of its subsidiaries is free and clear of all material liens and encumbrances, except such as are described in the Pricing Prospectus or such as do not interfere with the use made and proposed to be made of such intellectual property; to the knowledge of the Company, the patents, trademarks and copyrights owned or licensed by the Company or any of its subsidiaries are valid, enforceable and subsisting; the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which intellectual property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. Other than as disclosed in the Pricing Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company's or any of its subsidiaries' product candidates, processes or intellectual property, except for such actions, suits, claims or other proceedings that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the patents or patent applications included in the Company Intellectual Property, or challenging the Company's or any of its subsidiaries' rights in or to any Company Intellectual Property, except for such actions, suits, claims or other proceedings that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (iv) neither the Company nor any of its subsidiaries has received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company's or any of its subsidiaries' product candidates, technology, processes or Company Intellectual Property, except for such claims that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, (v) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the product candidates or processes of the Company or any of its subsidiaries referred to in the Pricing Prospectus or the Prospectus do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid patent claim of any third party, (vi) except as described in the Pricing Prospectus, no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company or any of its subsidiaries, and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property licensed to the Company or any of its subsidiaries, other than any licensor to the Company or such subsidiary of such Company Intellectual Property, (vii) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee's employment or independent contractor's engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries, and (ix) to the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property;

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(xxvii)       All patents and patent applications owned by or licensed to the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, no person having a duty of candor to the U.S. Patent and Trademark Office ("USPTO") with respect to the prosecution of such patents and patent applications has breached such duty; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(xxviii)       The Company and each of its subsidiaries (i) is and at all times has been in compliance with all statutes, rules, regulations, and policies applicable to the ownership, testing, development, registration, premarket clearance, licensure, application approval, product listing, quotas, manufacture, packaging, labeling, processing, use, distribution, marketing, advertising, promotion, sale, offer for sale, recordkeeping, filing of reports, storage, import, export or disposal of any product developed, manufactured, or distributed by the Company or such subsidiary, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312, and any successor government programs, and comparable state laws, the U.S. Animal Welfare Act, regulations relating to good clinical practices and good laboratory practices and all other local, state, federal, national, supranational and foreign laws, rules, regulations, manual provisions, policies and administrative guidance applicable to the Company or any of its subsidiaries (collectively, the "Applicable Laws"), except for such violations that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect; (ii) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"), except for such violations that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect; (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, or any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other communication, from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting that any product development operation or activity is in violation of any Applicable Laws or Authorizations nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action or communication threatened; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority;

(xxix)        (i) The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries has participated, that are described in the Pricing Prospectus and the Prospectus or the results of which are referred to in the Pricing Prospectus or the Prospectus, or are intended to be submitted to the U.S. Food and Drug Administration ("FDA") or similar foreign, state, and local governmental or regulatory authorities (collectively, the "Regulatory Authorities") as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with the protocols established for each such clinical or pre-clinical trial, with standard medical and scientific research procedures, and with all Applicable Laws; (ii) the descriptions in the Pricing Prospectus and the Prospectus of the results of such trials and tests are accurate and complete in all material respects and fairly present the data derived from such trials; (iii) the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to in the Pricing Prospectus or the Prospectus; (iv) neither the Company nor any of its subsidiaries has received any written notices, correspondence or other communication from any Regulatory Authority or any other governmental agency or any institutional review board or other similar entity which could lead to the termination or suspension of any clinical or pre-clinical trials that are described in the Pricing Prospectus or the Prospectus or the results of which are referred to in the Pricing Prospectus or the Prospectus; and, (v) to the knowledge of the Company, there are no reasonable grounds for same;

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(xxx)       The Company and each of its subsidiaries has filed and received approval of all Authorizations issued by, and has made all declarations and filings with, the applicable Regulatory Authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Pricing Prospectus and the Prospectus, or to permit all clinical and nonclinical studies and trials conducted by or on behalf of the Company or any of its subsidiaries, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company and each of its subsidiaries is in material compliance with and is not in violation of, or in default under, any such Authorization; and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination or modification of any such Authorization or result in any other material impairment of the rights of the holder of any such Authorization and does not have any reason to believe that any such Authorization will not be renewed in the ordinary course. All such Authorizations are in full force and effect;

(xxxi)       Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its or any of its subsidiaries' officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any state or federal health care program, debarred by the FDA or comparable authorities pursuant to 21 U.S.C. § 335a or similar laws, or made subject to any pending or, to the knowledge of the Company, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment;

(xxxii)       To the knowledge of the Company, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all Applicable Laws;

(xxxiii)       The Company is not and during the past three years neither the Company nor any predecessor was: (i) a blank check company as defined in Rule 419(a)(2) of the Act, (ii) a shell company, other than a business combination related shell company, each as defined in Rule 405 of the Act, or (iii) an issuer for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act;

(xxxiv)       (i) At the time of filing the Initial Registration Statement and (ii) as of the First Time of Delivery (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer, as defined in Rule 405 under the Act (an "Ineligible Issuer"), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer; and

(xxxv)       As of December 31, 2017, the Company was a "smaller reporting company," as defined in Rule 12b-2 of the Exchange Act.

(b)       Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(i)       All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and the Warrant Exercise Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Warrant Exercise Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

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(ii)       The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Warrant Exercise Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the organizational documents of such Selling Stockholder, or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Warrant Exercise Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and Warrant Exercise Agreement in connection with the Shares to be sold by such Selling Stockholder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as have been previously obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(iii)       Such Selling Stockholder will have immediately prior to each Time of Delivery (as defined in Section 4 hereof) good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon payment for such Shares, delivery of such Shares, as directed by the Underwriter to Cede & Co. or such other nominee as may be designated by the Depository Trust Company, and registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the books of the Depository Trust Company to securities accounts of the Underwriter, the Underwriter will acquire a valid security entitlement in respect of such Shares;

(iv)       On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Schedule B hereto;

(v)       Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)       The Information Regarding Such Selling Stockholder (as defined below) contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Underwriter and such Selling Stockholder agree that the "Information Regarding Such Selling Stockholder" consists solely of the legal name and address of such Selling Stockholder, the number of shares of Common Stock owned by such Selling Stockholder before and after the offering (excluding percentages) in each case as such information appears in the tables (and corresponding footnotes) under the caption "Selling Stockholder" in each of the Preliminary Prospectus and Prospectus; and it being further understood and agreed that Information Regarding Such Selling Shareholder consists only of information furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto;

(vii)       In order to document the Underwriter's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)       The Warrant Exercise Agreement (including the Notice of Exercise executed pursuant to the Warrant Exercise Agreement) to which such Selling Stockholder is party has been duly authorized, executed and delivered by such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with its terms;

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(ix)       The Shares to be issued to such Selling Stockholder pursuant to the Warrant Exercise Agreement are subject to the interest of the Underwriter hereunder; the Notice of Exercise executed by such Selling Stockholders pursuant to the Warrant Exercise Agreement is irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a limited liability company, partnership or corporation, by the dissolution of such limited liability company, partnership or corporation, or by the occurrence of any other event; if any such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such limited liability company, partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement;

(x)       Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(xi)       Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or (iii) an entity deemed to hold "plan assets" of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.       Subject to the terms and conditions herein set forth, (a) the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, to purchase from the Selling Stockholders, at a purchase price per share of $6.21875, the number of Firm Shares set forth opposite the name of the Selling Stockholder on Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, Vivo agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from Vivo, at the purchase price per share set forth in clause (a) of this Section 2, that number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares). Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and Vivo, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and Vivo otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.       Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Underwriter at least forty-eight hours in advance; provided that the Underwriter shall reduce the purchase price to be delivered to each Selling Stockholder's specified account by the aggregate exercise price of the cash warrants to be paid pursuant to those certain Warrant Exercise Agreements of even date herewith between the Company and the Selling Stockholders and such aggregate exercise price shall be wired to the Company on behalf of the Selling Stockholders.  The Company or the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office").  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m. New York City time, on August 21, 2018 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m. New York time, on the date specified by the Underwriter in the written notice given by the Underwriter pursuant to the election to purchase such Optional Shares, or such other time and date as the Underwriter and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

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(a)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(n) hereof, will be delivered at the offices of Duane Morris LLP, 1540 Broadway, New York, New York 10036 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.       The Company agrees with the Underwriter:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)       If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)       Prior to 8:45 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

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(d)       Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not already qualified or to file a general consent to service of process in any jurisdiction;

(e)       To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

(f)       During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder, the warrants (and the shares of Stock underlying such warrants) to be issued pursuant to the Warrant Exercise Agreements or awards issued, or shares of Stock issued upon the exercise or settlement of awards previously issued, pursuant to employee equity plans existing on, or shares of Stock issued upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) or Schedule II(c) hereto;

(a)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

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(b)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.       The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares, (v) the fees and disbursements of counsel for the Underwriter in connection with this Agreement up to an aggregate of $125,000; (vi) the cost of preparing certificates for the Shares; (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (viii) all fees and expenses in connection with listing the Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.

8.       The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Duane Morris LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Fenwick & West LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

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(d)       The respective counsel for each of the Selling Stockholders, as indicated in Schedule I hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to you.

(e)       On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)       On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to you a certificate, in form and substance satisfactory to you, with respect to certain financial information incorporated into the Prospectus, dated the respective dates of delivery thereof;

(g)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options, the settlement, if any, of restricted stock units, or the award, if any, of stock options or restricted stock units in the ordinary course of business pursuant to the Company's equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance of warrants pursuant to the Warrant Exercise Agreements (as defined below) or (iii) the issuance, if any, of Stock upon conversion or exercise of Company securities as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Warrant Exercise Agreements, including the issuance of the Shares to the Selling Stockholders pursuant to the Warrant Exercise Agreements and the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)       The Shares at each Time of Delivery shall have been duly listed for quotation on Nasdaq;

(j)       The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each director and officer of the Company and each stockholder listed on Schedule A hereto, substantially in the form of Schedule B hereto.

(k)       FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of Shares.

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(l)       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)       The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any "roadshow" as defined in Rule 433(h) under the Act (a "roadshow"), or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(a)       The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, "Underwriter Information" shall mean the written information furnished to the Company by the Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting", and the information contained in the thirteenth paragraph under the caption "Underwriting".

(b)       Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such losses, claims, damages or liabilities are caused by an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Information Regarding Such Selling Stockholder; and will reimburse the Company and the Underwriter for any legal or other expenses reasonably incurred by the Company or the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of each Selling Stockholder under the indemnity agreement contained in this subsection (b) shall be limited to an amount equal to the total net proceeds (after deducting underwriting discounts and commissions) received by such Selling Stockholder from the sale of shares of Common Stock under this Agreement.

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(c)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each of the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company and each of the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Selling Stockholder on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), the liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (after deducting underwriting discounts and commissions) received by such Seller Stockholder from the sale of shares of Common Stock under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

16

(e)       The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(f)       Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 or otherwise pursuant to this Agreement shall not exceed the total net proceeds (after deducting underwriting discounts and commissions) received by such Seller Stockholder from the sale of shares of Common Stock under this Agreement.

10.       If any Selling Stockholder shall default in its or their obligation to sell and deliver any Shares hereunder, then the Underwriter may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriter as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Selling Stockholder from liability for its default. In the event that such default occurs and the Company and Underwriter agree to proceed with the offering, then the Underwriter may, or the Company shall have the right, in each case by notice to the other, to postpone the Time of Delivery, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, or any of the Selling Stockholders, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company, the Selling Stockholders, or the Underwriter, as applicable shall then be under any liability to any party hereto except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

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13.       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission at 299 Park Avenue, 7th Floor, New York, New York 10171, Attention: Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16. (a) The Company and each Selling Stockholder, severally and not jointly, acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and each of the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

(a)       If any Selling Stockholder is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the "Code") or (3) an entity deemed to hold "plan assets" of any such plan or account, then such Selling Stockholder hereby represents, solely for purposes of assisting the Underwriter in forming a reasonable belief as to the following in order to enable the Underwriter to rely on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), that such Selling Stockholder is acting through a fiduciary that: (i) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E); (ii) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of the Underwriter; (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Selling Stockholder's transactions with the Underwriter hereunder; (iv) has been advised that, with respect to the Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Stockholder's transactions with the Underwriter contemplated hereby; (v) is a "fiduciary" under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Stockholder's transactions with the Underwriter contemplated hereby; and (vi) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Disclosure Package and the Prospectus; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that the Underwriter nor any of their respective affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Stockholder or such fiduciary for the provision of investment advice (rather than other services) in connection with such Selling Stockholder's transactions with the Underwriter contemplated hereby.

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17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.

18.       This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.       The Company, each Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.       Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state tax income treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment."

[Remainder of the page intentionally left blank]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing below, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriter, the Company and the Selling Stockholders.

Very truly yours,
Amyris, Inc.
By:	/s/ Kathleen Valiasek
Name: Kathleen Valiasek Title: Chief Financial Officer
Foris Ventures, LLC
By:	/s/ Barbara Hager
Name: Barbara Hager Title: Manager

Vivo Capital Fund VIII, L.P.
By:	/s/ Frank Kung
Name: Frank Kung
Title: Managing Member, Vivo Capital VIII, LLC, General Partner

Vivo Capital Surplus Fund VIII, L.P.
By:	/s/ Frank Kung
Name: Frank Kung
Title: Managing Member, Vivo Capital VIII, LLC, General Partner

Accepted as of the date hereof:
B. Riley FBR, Inc.
By:	/s/ Patrice McNicoll
Name: Patrice McNicoll Title: Co-Head of Investment Banking

[Signature page to the Underwriting Agreement]

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SCHEDULE I

Total Number of Firm Shares to be Sold

The Selling Stockholders:
Foris Ventures, LLC (a)	4,877,386
Vivo Capital Fund VIII, L.P. (b)	2,439,848
Vivo Capital Surplus Fund VIII, L.P. (b)	336,914

Total	7,654,148

(a)       This Selling Stockholder is represented by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

(b)       This Selling Stockholder is represented by Perkins Coie LLP.

SCHEDULE II

(a)       Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b)       Additional Documents Incorporated by Reference: None.

(c)       Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $6.25.

The number of Firm Shares purchased by the Underwriter is 7,654,148.

SCHEDULE A

Foris Ventures, LLC

Vivo Capital Fund VIII, L.P.

Vivo Capital Surplus Fund VIII, L.P.

SCHEDULE B

Amyris, Inc.

Lock-Up Agreement

August 17, 2018

B. Riley FBR, Inc.

299 Park Avenue

7th Floor

New York, New York 10171

Re: Amyris, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, B. Riley FBR, Inc. (the "Underwriter"), propose to enter into an Underwriting Agreement with Amyris, Inc., a Delaware corporation (the "Company"), and the Selling Stockholders named in Schedule I to such agreement, providing for a public offering of shares of Common Stock (the "Common Stock Offering") of the Company (the "Shares") pursuant to a prospectus (the "Prospectus") to be filed with the Securities and Exchange Commission (the "SEC").

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the final Prospectus covering the public offering of the Shares (the "Restricted Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts or by will, other testamentary document or intestate succession, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to any order or settlement agreement approved by any court of competent jurisdiction, (iv) to any corporation, partnership, limited liability company or similar entity of which all of the beneficial ownership interests are held by the undersigned or the immediate family of the undersigned or as party of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders, provided that in the case of any transfer pursuant to clauses (i), (iii) and (iv), (x) each transferee agrees in writing to be bound by the restrictions set forth herein, (y) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made in connection with such transfer and (z) any such transfer shall not involve a disposition for value, (v) to the Underwriter pursuant to the Underwriting Agreement, or (vi) with the prior written consent of the Underwriter.

F-1

In addition, the foregoing restriction shall not apply to (i) the establishment of a new trading plan pursuant to Rule 10b5-1 under the Exchange Act providing for dispositions or sales of the Undersigned's Shares; provided that such plan does not permit dispositions or sales of the Undersigned's Shares during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Restricted Period, (ii) the exercise of options or other stock-based awards to purchase Common Stock of the Company or the vesting of restricted stock or other stock-based awards outstanding as of the date hereof or granted under equity incentive plans in effect as of the date hereof or described in the Prospectus and expiring during the Restricted Period; provided that the underlying Common Stock of the Company continues to be subject to the terms of this agreement, (iii) transfers of the Undersigned's Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to holders of the Common Stock of the Company involving a Change of Control (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed during the Restricted Period, the Undersigned's Shares shall remain subject to the foregoing restrictions during such period, (iv) the repurchase or forfeiture of the Undersigned's Shares in connection with termination of the undersigned's employment with the Company, (v) the settlement of options, restricted stock or other stock-based awards expiring during the Restricted Period on a "net" basis or any other withholding of shares of Common Stock by the Company upon vesting and/or settlement of options, restricted stock or other stock-based awards expiring during the Restricted Period, (vi) the conversion of outstanding convertible notes or shares of the Company’s preferred stock into shares of Common Stock or (vii) the exercise of warrants to purchase Common Stock of the Company; provided that (x) the underlying shares of Common Stock received by the undersigned shall continue to be subject to the restrictions set forth herein and (y) any such settled or withheld shares are surrendered to the Company in the net exercise; provided further, that in the case of clause (i) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be required or voluntarily made during the Restricted Period and in the case of each of clauses (ii) through (vii) no public announcement or filing by any party (the undersigned, transferor or transferee) under the Exchange Act, including, without limitation, any filing under Section 16(a) of the Exchange Act, shall be voluntarily made during the Restricted Period.

For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-up Agreement, "Change of Control" means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Common Stock Offering), of the Company's voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity) and, for the avoidance of doubt, the Common Stock Offering is not a Change of Control. The undersigned now has, and, except as contemplated by the foregoing paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Common Stock Offering, (b) the date of the termination of the Underwriting Agreement (without regard to any provisions thereof that survive termination) if prior to the closing of the Common Stock Offering or (c) August 24, 2018 if, and only if, the Common Stock Offering has not been completed by such date.

F-2

If the Company notifies you in writing that it does not intend to proceed with the offering this agreement shall be of no further force or effect. The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

Very truly yours,
Exact Name of Shareholder:
Authorized Signature:
Title

F-3